Exhibit 10.1
                                  ------------



                        PARADIGM MEDICAL INDUSTRIES, INC.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 5th day of January, 2006 (the "Effective Date"), by and between PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (the "Company") and RAYMOND P.L. CANNEFAX (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to employee Employee, and Employee desires to become employed by the Company;

         NOW THEREFORE, In consideration of Employee's employment by the Company, and the mutual promises and covenants contained in, and the mutual benefits to be derived from this Agreement, and to set forth and establish the terms and conditions upon which Employee shall be employed by the Company, the parties hereto agree as follows:

         1.       Employment

         The Company hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

         2.       Terms and Conditions of Employment.

              (a) Employee shall be employed in the position of President and Chief Executive Officer of the Company and shall supervise, control and be responsible for all aspects of the business operations of the Company and its subsidiaries, including direct supervision of the day-to-day operations of all departments of the Company and its subsidiaries. Employee shall also perform such related services and duties for the Company as may be assigned or delegated to him from time to time by the Board of Directors.

              (b) Throughout his employment hereunder, Employee shall devote his full time, energy and skill to perform the duties of his employment (reasonable vacations in accordance with this Agreement and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall use his best efforts to follow and implement all management policies and decisions of the Board of Directors. Notwithstanding the requirements of the preceding sentence, Employee shall be permitted to perform work relating to Chinese regulatory matters pursuant to a potential consulting agreement with Escalon Medical Corp.



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         3. Compensation and Benefits.

         As the entire consideration for the services to be performed and the obligations incurred by Employee hereunder, and subject to the terms and conditions hereof, during the Term of this Agreement Employee shall be entitled to the following:

              (a) Salary. Commencing from the effective date of this Agreement, the Company shall pay Employee an annual salary ("Annual Salary") of $125,000. Such Annual Salary, which shall be pro-rated for any partial employment period, will be payable in equal bi-monthly installments or at such other intervals as may be established for the Company's customary pay schedule. The Annual Salary is subject to such incremental increases as the Board of Directors may determine from time to time in its sole discretion. The first review of the Annual Salary by the Board of Directors shall be as of June 30, 2006.

              (b) Bonus. As further compensation to Employee, and as further consideration for his entering into this Agreement and the services to be rendered by Employee hereunder, the Company may pay Employee following the end of fiscal year 2006 (December 31, 2006), a bonus in the form of cash and additional stock options to purchase shares of the Company's common stock pursuant to the Company's 1995 Stock Option Plan. The Company's Board of Directors, in its sole discretion, shall determine the amount of any bonuses and the terms and conditions under which Employee shall receive the bonuses. Such bonus shall be provided to Employee upon the satisfaction by the Company of the performance objectives that shall be determined by the Company's Board of Directors. Employee shall have the right to prepare and submit a proposed bonus plan to the Board of Directors for its review and consideration. Without limiting the generality of the foregoing, the performance objectives shall include an increase in the sales and net income of the Company over the previous year's sales and net income. Employee shall also have the right to direct any portion of the bonus to be paid into a deferred compensation fund.

              (c) Incentive Stock Option Plan. Employe shall be entitled to participate in the Company's Company's 1995 Stock Incentive Plan to the extent of Employee's eligibility under such plan. Upon execution of this Agreement, the Company shall cause to be issued to Employee stock options for 4,500,000 shares of the Company's common stock pursuant to the terms and conditions of said plan. The options shall be exercisable at $.01 per share and vest in twelve (12) equal monthly installments of 375,000 shares, beginning on February 5, 2006, until such shares are vested. The vesting of the shares is contingent upon the continued employment of Employee with the Company. In the event of a change of control of the Company, then all outstanding stock options would have been vested at the end of the Term had Employee remained employed by the Company to the end of the Term, subject to any restrictions that may apply under the law, shall be immediately vested. A change of control shall be deemed to have occurred if (A) a tender offer shall be made and consummated for the ownership of more than 25% of the outstanding shares of common stock of the Company, (B) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 25% of the outstanding shares of common stock of the surviving or resulting

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         corporation shall be owned in the aggregate by the former  shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (C) the Company shall sell all or substantially all of its assets to another corporation that is not a wholly-owned subsidiary or affiliate, (D) as a result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company, or any successor thereto, or (E) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 ("Exchange Act") other than any officer or director of the Company, shall acquire more than 20% of the outstanding shares of common stock of the Company (whether directly, indirectly, beneficially, or of record).

              (d) Additional Benefits. Employee shall also be entitled to participate, to the extent of Employee's eligibility, in any employee benefit plans made available by the Company to its employees during the Term of this Agreement, including, without limitation, such profit sharing plans, 401K and cafeteria plans, and health, life, hospitalization, dental, disability or other insurance plans as may be in effect from time to time. Such participation shall be in accordance with the terms established from time to time by the Company for individual participation in any such plans.

              (e) Life Insurance. The Company shall provide Employee with a life insurance policy in an amount equal to twice his Annual Salary.

              (f) Vacation, Sick Leave, and Holidays. Employee shall be entitled to three weeks of vacation, and also sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

              (g) Deductions. The Company shall have the right to deduct and withhold from the compensation due to Employee hereunder, including Employee's Annual Salary and Compensation Bonus, if any, such taxes and other amounts as may be customary or required by law.

         4.       Business Expenses.

         The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in performing Employee's duties hereunder, in accordance with the Company's policies with respect thereto in effect from time to time (including without limitation policies regarding prior consent for significant expenditures), provided that Employee promptly furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the Company.

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         5.       Term and Termination.

              (a) Term. The Term of this Agreement shall commence on the Effective Date of this Agreement, and subject to earlier termination as provided below, and except for the provisions of this Agreement which, by their terms, continue in force beyond the termination hereof, the Term of this Agreement shall end on the first anniversary of the Effective Date of this Agreement (January 5, 2007).

              (b) Termination for Cause. This Agreement, and Employee's employment hereunder, is immediately terminable for cause (as defined below) upon written notice from the Company to Employee. As used in this Agreement, "cause" shall include: (i) habitual neglect of or deliberate or intentional refusal to perform any of Employee's duties or obligations under this Agreement or to follow Company policies or procedures; (ii) fraudulent or criminal activities; (iii) any grossly negligent or dishonest or unethical activity; (iv) breach of fiduciary duty, deliberate breach of Company rules resulting in loss or damage to the Company, or unauthorized disclosure of Company trade secrets or confidential information; or (v) if Employee fails to fulfill the performance goals and objectives, which shall be mutually determined by Employee and the Board of Directors.

              (c) Involuntary Termination for Other than Cause. The Company may terminate Employee's employment hereunder during the Term of employment other than for Cause by giving Employee at least ten (10) days written notice. In such event, the Company shall pay to Employee all salary and bonuses accrued up to and including the date of termination, all unused vacation and all unreimbursed expenses which are reimbursable pursuant to paragraph 4 incurred prior to such termination. In addition, all outstanding stock options allocated to Employee, which would have been vested at the end of the Term had Employee remained employed by the Company to the end of the Term, shall be immediately vested, subject to any restrictions that may apply under the law including restrictions applicable to any options granted under the Company's 1995 Incentive Stock Option Plan.

              (d) Effect of Termination. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee shall cease, except as otherwise provided herein. Upon such termination, Employee shall be entitled to receive only the compensation, benefits, and reimbursement earned or accrued by Employee under the terms of this Agreement prior to the date of termination computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement from such date, unless otherwise mutually agreed in writing by the parties.



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         6.       Confidential Information Agreement.

         Employee agrees that Employee will keep confidential and will not, during or after this Agreement, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Company (collectively, the "Confidential Information") without the prior written consent of the Company. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Employee shall return to the Company all written records of any Confidential Information, together with any and all copies of such records, in Employee's possession. Any Confidential Information which Employee may conceive of or make during the Term of this Agreement shall be and remain the property of the Company. Employee agrees promptly to communicate and disclose all such Confidential Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment thereof to it.

         7.       Assignment.

         This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

         8.       Inventions

              (a) Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how, or data relating to the Defined Business (hereinafter referred to collectively as "Inventions") while he is employed by the Company, he will promptly disclose such Inventions to the Company or to any person designated by it. Notwithstanding the fact that Employee may determine that the Company has no right to such Invention, he shall nevertheless promptly disclose any such Invention to the Company or to any person designated by it upon reasonable request.

              (b) Ownership, Assignment, Assistance, and Power of Attorney. All Inventions related to ophthalmic instrumentation shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protection for such Inventions in any country. Employee hereby assigns to the Company any rights which he may acquire in such

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         Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may desire for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections together with any assignments thereof to the Company or to any person designated by the Company. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act in his stead to execute such documents and to do such other lawful and necessary acts to further the issuance and protection of such patents, copyrights, or other statutory or common law protection, such documents or such acts to have the same legal force and effect as if such documents were executed by or such acts were done by Employee.

         9.       Waiver or Modification.

         Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach of the same provision hereof.

         10.      Severability.

         If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

         11.      Notices.

         Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by telex or telegram to the party to the address set forth below or to such other address as either party may designate from time to time according to the terms of this paragraph:

         To Employee at:                    Raymond P.L. Cannefax
                                            2085 East Linden Circle
                                            Salt Lake City, Utah 84121

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         To the Company at:                 Paradigm Medical Industries, Inc.
                                            2355 South 1070 West
                                            Salt Lake City, Utah 84119

         With a copy to:                    Mackey Price Thompson & Ostler
                                            57 West 200 South, Suite 350
                                            Salt Lake City, Utah 84101
                                            Attn: Randall A. Mackey, Esq.

         A notice delivered personally shall be effective upon receipt. A notice sent by facsimile or telegram shall be effective 24 hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the 3rd day after the day of mailing.

         12.      Attorney's Fees.

         In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs in addition to any other relief to which such party may be entitled.

         13.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                     EMPLOYEE:


                                     /s/ Raymond P.L. Cannefax
                                     --------------------------
                                     Raymond P.L. Cannefax

                                     THE COMPANY:

                                     PARADIGM MEDICAL INDUSTRIES, INC.



                                     By:/s/ Randall A. Mackey
                                     ------------------------
                                     Randall A. Mackey, Chairman of the Board

January 5, 2006



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